SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                                   PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                JULY 28, 2003

                               ASSURE ENERGY, INC.

             (Exact name of registrant as specified in its charter)


          DELAWARE                       333-61714              13-4125563
          --------                       ---------             ------------
 (State or other jurisdiction      (Commission File Number)   (IRS Employer
of incorporation or organization)                            Identification No.)


       2750-140 4TH AVENUE, S.W., CALGARY, ALBERTA               T2P 3N3
       -------------------------------------------               -------
         (Address of principal executive offices)               (Zip Code)


                                 (403) 266-2787
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


               ---------------------------------------------------
              (Former Name, Former Address, and Former Fiscal Year,
                         if Changed Since Last Report.)

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired
(b)   Pro Forma Financial Information. (1)
(c)   Exhibits:

      2.1 Share Purchase Agreement dated March 6, 2003 by and among Assure Energy, Inc., and Al J. Kroontje, Trevor G. Penford, Karen Brawley-Hogg, Donald J. Brown, Troon Investments, Ltd., and Quarry Oil & Gas, Ltd. (2)

      2.2 Amending Agreement dated March 26, 2003 to March 6, 2003 Share Purchase Agreement. (2)

      2.3 Amending Agreement No. 2 dated April 11, 2003 to March 6, 2003 Share Purchase Agreement. (2)

      (1) Previously filed with Registrant's Form 8K/A dated July 28, 2003 as filed with the Securities and Exchange Commission on October 10, 2003.

      (2) Previously filed with Registrant's Form 8K dated July 28, 2003 as filed with the Securities and Exchange Commission on August 11, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ASSURE ENERGY, INC.




Dated:  August 19 , 2004                         By:  /s/ Harvey Lalach
                                                      --------------------------
                                                      Harvey Lalach, President

ITEM 7(A).        FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          INDEX TO FINANCIAL STATEMENTS
                              QUARRY OIL & GAS LTD

                                                                            PAGE
Auditors' Report - BDO Dunwoody LLP.......................................... 5

Balance Sheets (audited) as at September 30, 2002 and 2001................... 6

Statements of Income and Retained Earnings (audited) for the years ended September 30, 2002 and 2001............................................ 7

Statements of Cash Flows (audited) for the years ended
September 30, 2002 and 2001.................................................. 8

Notes to Financial Statements (audited) for the years ended
September 30, 2002 and 2001.................................................. 9

Preliminary Note to (unaudited) Financial Statements for the nine months ended June 30, 2003................................................... 23

Balance Sheets as at June 30, 2003 (unaudited) and
September 30, 2002 (audited)................................................. 24

Statements of Operations and Retained Earnings (unaudited)
for the nine months ended June 30, 2003 and 2002............................. 25

Statements of Cash Flows (unaudited) for the nine months
ended June 30, 2003 and 2002................................................. 26

Notes to Financial Statements (unaudited) for the
nine months ended June 30, 2003.............................................. 27

AUDITORS' REPORT


TO THE DIRECTORS OF QUARRY OIL & GAS LTD.


We have audited the balance sheets of Quarry Oil & Gas Ltd. as at September 30, 2002 and 2001 and the statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at September 30, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


May 31, 2004                                         /s/ BDO Dunwoody LLP
CALGARY, ALBERTA                                     CHARTERED ACCOUNTANTS

QUARRY OIL & GAS LTD.
BALANCE SHEETS
CANADIAN DOLLARS

AS AT SEPTEMBER 30                                         2002          2001
                                                       -----------   -----------
ASSETS

Current Assets
     Receivables                                       $ 1,100,687   $ 1,403,886
     Income taxes recoverable                              750,476       233,088
     Deposits and prepaid expenses                          76,575        40,383
                                                       -----------   -----------

                                                         1,927,738     1,677,357

Debenture receivable (note 3)                            1,700,000     1,700,000
Property and equipment (note 4)                         17,149,051     9,323,891
                                                       -----------   -----------

Total Assets                                           $20,776,789   $12,701,248
                                                       -----------   -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Bank overdraft (note 5)                           $   342,346   $   155,883
     Payables and accrued liabilities                    5,103,602     1,669,441
     Current portion of commodity contracts (note 8)       977,314       262,072
     Bank loan (note 5)                                  6,765,150     5,346,200
                                                       -----------   -----------

                                                        13,188,412     7,433,596

Commodity contracts (note 8)                               329,360        88,317
Site restoration and abandonment                            97,248        45,511
Future income taxes (note 7)                             2,394,484     1,323,372
                                                       -----------   -----------
                                                        16,009,504     8,890,796
                                                       -----------   -----------

Shareholders' Equity
     Share capital (note 6)                              2,169,216     1,951,314
     Retained earnings                                   2,598,069     1,859,138
                                                       -----------   -----------
                                                         4,767,285     3,810,452
                                                       -----------   -----------

Total Liabilities and Shareholders' Equity             $20,776,789   $12,701,248
                                                       -----------   -----------

Contingencies and commitments (notes 1, 5, 8 and 9)

See accompanying notes to the financial statements

QUARRY OIL & GAS LTD.
STATEMENTS OF INCOME AND RETAINED EARNINGS
CANADIAN DOLLARS

FOR THE YEARS ENDED SEPTEMBER 30                 2002           2001
                                             -----------    -----------
REVENUE

     Petroleum and natural gas sales         $ 5,889,800    $ 9,106,969
     Less: Royalties, net of tax credits         971,343      1,766,738
                                             -----------    -----------
     Net petroleum and natural gas revenue     4,918,457      7,340,231
     Interest and other income                   289,734        108,707
                                             -----------    -----------
                                               5,208,191      7,448,938
                                             -----------    -----------

EXPENSES

     Production and operating costs            2,304,780      2,034,567
     General and administrative                  502,537        601,178
     Interest on bank loan                       286,955        309,631
     Depletion and depreciation                  957,543      1,203,024
     Site restoration and abandonment             51,736         78,927
     Loss on investment                               --        127,000
                                             -----------    -----------
                                               4,103,551      4,354,327
                                             -----------    -----------

Income before income taxes                     1,104,640      3,094,611

Income tax expense (recovery) - Current         (705,404)       198,837
                              - Future         1,071,113        796,425
                                             -----------    -----------
                                                 365,709        995,262
                                             -----------    -----------

Income before non-controlling interest           738,931      2,099,349
Non-controlling interests' share of income            --         19,551
                                             -----------    -----------

Net income for the year                          738,931      2,079,798
Retained earnings, beginning of year           1,859,138      2,004,478
Dividend                                              --     (2,225,138)
                                             -----------    -----------

Retained earnings, end of year               $ 2,598,069    $ 1,859,138
                                             -----------    -----------

Earnings per share    - Basic                $      0.05    $      0.16
                      - Diluted              $      0.05    $      0.15

Weighted average common shares outstanding
                      - Basic                 14,276,340     13,082,696
                      - Diluted               14,766,415     13,847,936

See accompanying notes to the financial statements


QUARRY OIL & GAS LTD.
STATEMENTS OF CASH FLOWS
CANADIAN DOLLARS

FOR THE YEARS ENDED SEPTEMBER 30                                   2002           2001
                                                                -----------    -----------
OPERATING ACTIVITIES
     Net income for the year                                    $   738,931    $ 2,079,798
     Proceeds from sale of commodity contracts                      700,799        350,389
     Add (deduct) items not affecting cash:
         Depreciation, depletion and site restoration             1,009,279      1,281,951
         Loss on investment                                              --        127,000
         Future income taxes                                      1,071,113        796,425
         Amortized proceeds from sale of commodity
              contracts                                            (262,072)            --
         Unrealized loss on commodity contracts, net                517,557             --
         Interest income on debenture receivable and share
                      purchase loans (note 11)                     (197,032)       (34,334)
                                                                -----------    -----------

     Cash flow from operations                                    3,578,575      4,601,229
     Decrease in non-cash operating working capital (note 11)       (24,369)    (1,329,438)
                                                                -----------    -----------
                                                                  3,554,206      3,271,791
                                                                -----------    -----------

FINANCING ACTIVITIES

     Bank loan advances                                           1,418,950      2,666,200
     Share purchase loans repaid                                    217,902        194,249
                                                                -----------    -----------
                                                                  1,636,852      2,860,449
                                                                -----------    -----------

INVESTING ACTIVITIES

Acquisitions of property and equipment                           (5,377,521)    (6,185,122)
Investment in resource company                                           --       (127,000)
Expenditures on site restoration and abandonment                         --        (63,476)
                                                                -----------    -----------
                                                                 (5,377,521)    (6,375,598)
                                                                -----------    -----------

Net cash flow for the year                                         (186,463)      (243,358)

Bank overdraft, beginning of year                                  (155,883)        87,475
                                                                -----------    -----------

Bank overdraft, end of year                                     $  (342,346)   $  (155,883)
                                                                ===========    ===========

Income taxes paid in cash                                       $        --    $   643,202
Interest paid in cash                                           $   286,955    $   309,631



See accompanying notes to the financial statements

QUARRY OIL & GAS LTD.
NOTES TO THE FINANCIAL STATEMENTS
CANADIAN DOLLARS, UNLESS OTHERWISE STATED

For the years ended September 30, 2002 and 2001

1.    NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

      The Corporation is engaged in the exploration, development, acquisition and production of petroleum and natural gas in Western Canada.

      The financial statements for 2001 include the accounts of the Corporation's former subsidiaries, Tesoro Energy Ltd. ("Tesoro") and Tesoro Energy Corp. ("New Tesoro"). During 2001, the Corporation disposed of its interest in Tesoro Energy Ltd. in return for Tesoro common shares that were subsequently distributed to its shareholders in the form of a dividend (note 3).

      Effective July 28, 2003, Assure Energy Inc. ("Assure") acquired a total of 6,919,900 shares of the Corporation. Assure acquired 6,750,000 shares of the Corporation pursuant to a Purchase Agreement (the "Agreement") dated March 6, 2003 and acquired an additional 169,900 shares through market transactions. The aggregate purchase price for the acquisition of the 6,919,900 the Corporation's shares, which represents approximately 48.5% of the Corporation's outstanding common stock, was $6,947,988 which was paid in cash (the "Acquisition"). Prior to the Acquisition, certain non-oil and gas assets had been transferred to a new entity, Keantha Holdings Inc. ("Keantha"), which is a Canadian subsidiary of the Corporation. The Corporation retained a 49% interest in this new entity.

      At September 30, 2002 the Corporation had incurred capital expenditures which it anticipated funding from future cash flows. Consequently, the Corporation has extended its payment of trade creditors beyond normal credit terms and the Corporation was in violation of certain banking covenants as disclosed in note 5. At December 31, 2003, the Corporation had incurred additional capital expenditures that it anticipated funding from future cash flows. Management is in the process of evaluating alternative financing arrangements and expects to resolve these credit issues in fiscal 2004 by applying cash flow from operations to trade creditors' balances and by evaluating alternative financing arrangements.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    PETROLEUM AND NATURAL GAS PROPERTIES AND EQUIPMENT

            i)    Capitalized Costs

            The Corporation follows the full cost method of accounting for its petroleum and natural gas operations. Under this method, all costs related to the exploration for and development of petroleum and natural gas reserves are capitalized. Costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and drilling both productive and non-productive wells, but do not include the interest incurred on loans to finance these activities. Proceeds from the disposition of properties are applied against capitalized costs except where this application would change the rate for depletion and depreciation of such costs by more than 20%, in which case, the gain or loss arising on the disposition is included in earnings.

      a)    PETROLEUM AND NATURAL GAS PROPERTIES AND EQUIPMENT (CONTINUED)

            ii)   Depletion and Depreciation

            Depletion of exploration and development costs and depreciation of production equipment is provided using the unit-of-production method based upon estimated net proven petroleum and natural gas reserves, before the deduction of royalties. The costs of significant unevaluated properties are excluded from costs subject to depletion. For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves are converted to common units at the rate of six units of natural gas to one unit of oil.

            Furniture and equipment is depreciated on the straight-line basis at rates expected to write off the carrying values, net of expected future recoveries, over the estimated useful lives of the assets.

            iii)  Ceiling Test

            In applying the full cost method of accounting for petroleum and natural gas operations, the Corporation calculates a ceiling test whereby the carrying value of petroleum and natural gas properties and equipment, net of recorded future income taxes and the accumulated provision for site restoration and abandonment costs, is compared to an estimate of future net cash flow from the production of proven reserves. Net cash flow is estimated using period-end commodity prices less estimated future costs for production, general and administrative expenses, financing, site restoration and abandonment and income taxes. Should this comparison indicate an excess carrying value, the excess is charged against earnings.

      b)    SITE RESTORATION

            Estimated future costs relating to site restoration and abandonment are provided for over the life of proven reserves on a unit-of-production basis. Costs are estimated, net of expected recoveries, based upon current legislation, costs, technology and industry standards. The provision is recorded as an expense and the accumulated provision is reflected as a liability. Actual expenditures are charged against the liability when incurred.

      c)    JOINT VENTURES

            From time to time, certain petroleum and natural gas activities are conducted jointly with others. These financial statements reflect only the Corporation's proportionate interest in such activities.

      d)    REVENUE RECOGNITION

            Petroleum and natural gas sales are recognized when the product is shipped and ownership transfers.

      e)    EARNINGS PER SHARE

            Earnings per share is determined based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is determined by applying the treasury stock method to the exercise of outstanding stock options and share purchase warrants and assumes payment of share purchase loans, except to the extent that the inclusion of these items would be anti-dilutive to the resulting earnings per share calculation.

      f)    STOCK BASED COMPENSATION

            The Corporation records a compensation expense in the financial statements for stock options granted to consultants and does not record compensation expense in the financial statements for stock options granted to employees and directors.

      g)    FUTURE INCOME TAXES

            The Corporation records future income taxes on the liability method of tax accounting. Under this method, future tax assets and liabilities are determined based on the difference between the tax value of each asset or liability and its carrying value on the balance sheet and are measured using substantially enacted tax rates and laws that are expected to be in effect when the differences reverse.

      h)    COMMODITY CONTRACTS

      The Corporation trades petroleum products and derivative instruments. In addition, the Corporation enters into commodity contracts in the normal course of its business to establish future sales prices and manage the future cash flow risk associated with price volatility of its production. Commodity contracts may be designated as hedges of financial risk exposure of anticipated transactions if, both at the inception of the hedge and throughout the hedge period, the changes in fair value of the contract substantially offset the effect of the commodity price changes on the anticipated transactions and if it is probable that the transactions will occur.

      The Corporation also enters into foreign currency contracts used to hedge exposure to changes in foreign exchange rates from anticipated commitments or commodity contracts denominated in foreign currencies. If hedge criteria are met, changes in the values of these contracts are not recognized on the Balance Sheet.

      For contracts that qualify as hedges for accounting purposes, amounts paid or received are recognized as assets or liabilities until the related oil production is sold, when they are amortized to revenue and gains and losses are recognized on the delivery of the petroleum product or settlement of the financial contract. In the event of early settlement or re-designation of hedging transactions, gains or losses are deferred and brought into income at the delivery dates originally designated. Where anticipated transactions are no longer expected to occur, with the effect that the risk that was hedged no longer exists, unrealized gains and losses are recognized in income at the time such determination is made. Commodity contracts, including all written options, or foreign currency contracts that are not effective hedges are adjusted to market values at the Balance Sheet date with differences in value being recognized in income.

      Cash flows arising in respect of these contracts are recognized under cash flow from operating activities.

      i)    FINANCIAL INSTRUMENTS

      Financial instruments of the Corporation consist of accounts receivable, income taxes recoverable, accounts payable and accrued liabilities, share purchase loans, the debenture receivable and the bank loan. The debenture receivable earns interest at market rates and, as such, the book value approximates market value.

      The fair values of the remainder of the financial instruments are equivalent to their carrying values because of the short term to maturity of those instruments.

      j)    MEASUREMENT UNCERTAINTY

      The amounts recorded for depletion and depreciation of petroleum and natural gas properties and equipment and site restoration and abandonment are based on estimates of reserves and future costs. By their nature, these estimates, and those related to the future cash flows used to assess impairment, could differ from actual results and impact the financial statements of future periods.

3.    BUSINESS COMBINATION AND DEBENTURE RECEIVABLE

      During 2001, the Corporation entered into an agreement with Pentland Firth Ventures Ltd. ("Pentland") pursuant to the terms of which Pentland was to acquire all of the shares of the Corporation's subsidiary, Tesoro Energy Ltd. ("Tesoro"). Tesoro was formed in March 2001 as a wholly owned subsidiary of the Corporation. The Corporation transferred certain oil and gas assets to Tesoro at fair market values in anticipation of the transaction with Pentland.

      Pentland acquired all of the shares of Tesoro in exchange for 31,500,000 common shares of Pentland valued at $0.07 per share and the assumption of a secured $1,700,000 10% debenture owed by Tesoro to the Corporation. The transaction received regulatory approval in June 2001, subject to shareholder approval by the shareholders of Pentland. This shareholder approval was received in July 2001. The shareholders of Pentland also approved a name change of Pentland to Tesoro Energy Corp. ("New Tesoro") at the July 4, 2001 meeting.

      The transaction with Pentland was recorded at fair market values based on trading prices of Pentland shares with oil and gas assets being reduced by gross proceeds.

      On September 7, 2001, the Corporation declared a dividend in kind and distributed the shares of New Tesoro held by it to its shareholders. This transaction was recorded at the carrying value of New Tesoro's shares held by the Corporation.

      The debenture outstanding is receivable from New Tesoro, bears interest at the rate of 10% per annum payable monthly, matures on July 26, 2006 and is secured by oil and gas assets of New Tesoro. The Corporation has subordinated its security interest in favor of New Tesoro's bankers. Subsequent to September 30, 2002, New Tesoro repaid $700,000 of the debenture.


4.    PROPERTY AND EQUIPMENT

                                                                                ACCUMULATED
                                                                               DEPLETION AND         NET BOOK
      2002                                                          COST       DEPRECIATION          VALUE
      ----------------------------------------------------------------------------------------------------------
      Petroleum and natural gas properties and equipment          $21,094,970     $3,981,428       $17,113,542
      Furniture and equipment                                          74,496         38,987            35,509
      ----------------------------------------------------------------------------------------------------------
                                                                  $21,169,466     $4,020,415       $17,149,051
      ----------------------------------------------------------------------------------------------------------


                                                                               ACCUMULATED
                                                                               DEPLETION AND         NET BOOK
      2001                                                          COST       DEPRECIATION          VALUE
      ----------------------------------------------------------------------------------------------------------

      Petroleum and natural gas properties and equipment          $12,314,589     $3,042,355         $9,272,234
      Furniture and equipment                                          72,174         20,517             51,657
      ----------------------------------------------------------------------------------------------------------
                                                                  $12,386,763     $3,062,872         $9,323,891
      ----------------------------------------------------------------------------------------------------------


      In 2002, costs totaling  $2,922,368 (2001 - $1,928,576) that were incurred on unproven properties have been excluded from costs subject to depletion. During 2002, the Corporation capitalized general and administrative expenses of $243,679 (2001-$252,007) that related to exploration and
      development  activities,   to  the  cost  of  petroleum  and  natural  gas
      properties.

      In 2001, the Corporation disposed of oil and natural gas properties for consideration of $4,215,774 and applied the proceeds against capitalized costs as this disposition did not alter the depletion and depreciation rate by more than 20%.

5.    BANK

      The Corporation has credit facilities that provide for a revolving demand line of credit of $10,000,000. The credit facility is with a Canadian chartered bank and is secured by a $15 million floating charge debenture over all the Corporation's assets and a general security agreement. The facility bears interest at the rate of 0.75% (2001 - 0.50%) above the bank's prime lending rate but the Corporation has the right to fix up to $5,000,000 of the facility for periods up to six months at a rate of 1.75% above the bank's Guaranteed Note Base Rate (total of 4.58% at September 30, 2002).

      As at September 30, 2002 the Corporation had drawn $6,765,150 (2001 - $5,346,200) on the line of credit, issued letters of credit totaling $2,000,000 (2001 - $583,544) and issued cheques which had not yet been presented for payment in the amount of $342,346 (2001 - $155,883). The loan is classified as a current liability reflecting the demand nature of the loan.

      Under the credit facility agreement with the bank, the Corporation is subject to certain covenants. The Corporation was not in compliance with its covenants regarding the balance sheet liquidity ratios at September 30, 2002, specifically the working capital ratio and the debt to equity ratio. The Corporation continues to be in violation of certain covenants. The bank is aware of this violation of the covenants and is currently conducting a review of the terms of the Corporation's credit facility.

6.    SHARE CAPITAL

      a)    AUTHORIZED

            Preferred Shares - unlimited number of shares without par value. Common Shares - unlimited number shares without par value.

      b)    COMMON SHARES ISSUED


                                                            2002                              2001
                                               # OF SHARES         AMOUNTS        # OF SHARES         AMOUNTS
              ------------------------------------------------------------------------------------------------

              Balance - beginning of year       14,276,340       $2,579,814        12,521,340       $1,962,065
              Private placement                          -                -           200,000          100,000
              Exercise of stock options                  -                -         1,555,000          517,749
              ------------------------------------------------------------------------------------------------
                                                14,276,340       $2,579,814        14,276,340       $2,579,814
              Share purchase loans                                 (410,598)                          (628,500)

              ------------------------------------------------------------------------------------------------
              Balance - end of year             14,276,340       $2,169,216        14,276,340       $1,951,314
              ------------------------------------------------------------------------------------------------


      c)    SHARE PURCHASE LOANS

            The balance includes advances made to officers and employees as follows:

            i) Non-interest bearing loans to acquire common shares of the Corporation pursuant to private placements totaling $142,500 (2001 - $180,000) with no fixed terms of repayment.

            ii) Share purchase loans totaling $268,098 (2001 - $448,500) that bear interest at the rate of 6.5% per annum and are repayable by August 16, 2003.

            The share purchase loans are secured by 1,309,122 common shares of the Corporation that were issued at an average price of $0.31 per share and have a market price of $1.10 per share at September 30, 2002 and by 2,880,068 common shares of New Tesoro that were issued as a dividend to the holders of the Corporation's common shares and have a market price of $0.06 per share at September 30, 2002. The Corporation earned interest of $27,033 on these loans in 2002 (2001
            - $3,594).

            At September 30, 2002 an officer's share purchase loan was in arrears in the amount of $67,094, and he has therefore defaulted on the loan agreement. Subsequent to September 30, 2002, the Corporation has recovered $41,094 of the total of $231,250 that is owing by this former officer.

      d)    STOCK OPTIONS

            The Corporation has a Stock Option Plan for the issuance of common shares to employees, officers, directors and other key personnel based on approval of the Board of Directors and regulatory authorities. The maximum term of the options is five years and the options vest in accordance with the resolution of the Board of Directors pertaining to each grant, but normally over a period of two years from the date granted.


                                                             2002                          2001
                                                                     WEIGHTED                         WEIGHTED
                                                                      AVERAGE                          AVERAGE
                                                   # OF SHARES    EXERCISE PRICE    # OF SHARES    EXERCISE PRICE
              ------------------------------------------------------------------------------------------------

              Outstanding - beginning of year               -              -         1,220,000           $0.26
              Awarded (1)                              40,000          $1.00           335,000           $0.60
              Exercised                                     -              -        (1,555,000)          $0.36
              ------------------------------------------------------------------------------------------------
              Outstanding - end of year                40,000          $1.00               Nil        $      -
              ------------------------------------------------------------------------------------------------

              Exercisable - end of year                20,000          $1.00               Nil        $      -
              ------------------------------------------------------------------------------------------------


              The 2002 stock options expire in March 2006.

              (1) The 2002 options were  awarded to a  consultant.  No value was attributed to these options as such value would not be material.

7.    INCOME TAXES

      The income tax expense differs from the amount that would be obtained by applying the statutory income tax rate to income before income taxes. The principal reasons for the difference between such "expected" income tax expense and the amount recorded are as follows:


                                                       RATE            2002          RATE            2001
      -----------------------------------------------------------------------------------------------------

      "Expected" income tax expense                    42.4%      $    468,036       43.6%      $ 1,349,869

      Non-deductible crown charges                      0.1%             1,248        5.0%          154,229
      Resource allowance                               (8.0%)          (88,464)     (14.7%)        (454,469)
      Rate change in recovery of prior year taxes      (3.1%)          (34,330)          -                -
      Other                                             1.7%            19,219       (1.7%)         (54,367)
      -----------------------------------------------------------------------------------------------------
      Income tax expense                               33.1%      $    365,709       32.2%      $   995,262
      -----------------------------------------------------------------------------------------------------


      The future income tax liability of $2,394,484 (2001 - $1,323,372) derives from property and equipment having a carrying value in the accounts of the Corporation that is $6,270,762 (2001 - $9,323,891) higher than its value for income tax purposes, offset by an unrealized loss on commodity contracts of $517,557 (2002 - $Nil) and the provision for site restoration and abandonment of $97,248 (2002 - $45,511) that are recorded in the accounts with no equivalent reduction in taxable income.

      The Corporation has available the following tax pool balances which may be deducted in determining taxable income of future years. The amounts are deductible annually at the rates indicated:


                                                        RATE              2002                      2001
     -----------------------------------------------------------------------------------------------------
     Canadian Oil & Gas Property Expense                 10%       $   2,545,000           $     2,696,991
     Undepreciated Capital Cost                          25%           4,909,495                 2,386,262
     Canadian Development Expense                        30%           2,580,059                   968,583
     Canadian Exploration Expense                       100%             746,487                         -
     -----------------------------------------------------------------------------------------------------
     Total Tax Pools                                               $  10,781,041           $     6,051,836
     -----------------------------------------------------------------------------------------------------


8.    COMMODITY PRICE AND CREDIT RISK

      a)    COMMODITY PRICES

            The Corporation has sold option contracts related to oil production. The proceeds from these sales are recorded as liabilities until the related oil production is sold, when they are amortized to revenue. The market value of the outstanding commodity option contracts are determined at the reporting date and any differences from the unamortized proceeds are recorded as a gain or loss and netted against net petroleum and natural gas revenue, and adjusted to the liability. At September 30, the recorded commodity option contracts liability consists of the following:

                                                                                  2002                2001
            ------------------------------------------------------------------------------------------------
            Sale of WTI oil put options at a strike price of US $20.00
                (400 bopd for January 1 to December 31, 2002)
            Unamortized proceeds                                           $      88,317         $   350,389
            Adjustment to market pricing                                         (88,317)                  -
            Sale of Cdn $ WTI oil call options at a strike price of $34.00
                (400 bopd for January 1 to December 31, 2003)
            Unamortized proceeds                                                 700,800                   -
            Adjustment to market pricing                                         605,874                   -
            ------------------------------------------------------------------------------------------------
            Total commodity option contracts                                   1,306,674             350,389
            Current portion                                                     (977,314)           (262,072)
            ------------------------------------------------------------------------------------------------
            Long-term commodity option contracts                           $     329,360         $    88,317
            ------------------------------------------------------------------------------------------------

            The  Corporation   also  has  swap  contracts  to  sell  future  oil
            production  outstanding  that have not been recorded in the accounts and will  affect  the  selling  prices  of its oil when the  related production is sold. Swap contracts are similar to forward  contracts other than that  there is no  official  market for swaps.  Swaps are traded over the counter and are derivative financial instruments. At
            September 30, the unrealized  gain (loss) on these  positions was as follows:



                                                                                    UNREALIZED GAIN (LOSS)
      ----------------------------------------------------------------------------------------------------
                                                                                     2002             2001
      ----------------------------------------------------------------------------------------------------

      WTI oil swap of 450 bopd at a price of Cdn $38.78
      Oct 1 to Dec 31, 2001 - 92 days                                                              $59,000

      WTI oil swap of 400 bopd at a price of Cdn $38.30
      Jan 1 to Sept 30, 2002 - 273 days                                                            146,000
      Oct 1 to Dec 31, 2002 - 92 days                                           ($298,377)          49,000

      Swap of US $240,000 Currency per month at US $1 = Cdn $1.59
      Jan 1 to Sept 30, 2002 - 9 months                                                             29,250
      Oct 1 to Dec 31, 2002 - 3 months                                            (36,924)           9,750

      ----------------------------------------------------------------------------------------------------
      Unrecorded gain (loss) at September 30                                    ($335,301)        $293,000
      ----------------------------------------------------------------------------------------------------


      For the year ended September 30, 2002, the realized gain from the hedging of oil production totaling $353,117 (2001 - a loss of $647,946) is recorded as an adjustment to revenue as is the unrealized loss on the sale of commodity option contracts of $517,557 (2001 - $Nil).

      b)    CREDIT RISK

      The Corporation markets approximately 99% of its oil and natural gas production through a major Canadian oil and gas producer who is also the counter party for all the Corporation's hedging contracts. Other accounts receivable are mainly with joint venture partners in the oil and gas industry. All accounts receivable are subject to internal credit review designed to mitigate the risk of non-payment.

9.    COMMITMENTS AND CONTINGENCIES

      At September 30, 2002, the Corporation is committed to a lease for the rental of office space amounting to $108,417 (2001 - $38,071) annually and expired in December 31, 2003. Subsequent to year end, the Corporation extended the lease agreement to December 2005.

      While the Corporation has outstanding commodity contracts, it is committed to market its oil and gas production through the party that acts as the counter party for the commodity contracts.

      The Corporation owns an interest in one oil and gas property that is operated by another company. As such, the Corporation is liable for its proportionate share of costs incurred by that operator. There are no known commitments by this operator for which the Corporation has not recorded its proportionate share of the costs.

      Subsequent  to  year  end,  the  Corporation  is  currently   involved  in
      litigation with a former officer of the Corporation who is claiming $240,000 in respect of termination and severance pay. The Corporation is contesting this claim.

10.   RELATED PARTY TRANSACTIONS

      a)    TESORO ENERGY CORP. ("NEW TESORO")

            The  Corporation  and New  Tesoro  entered  into  an  Administrative
            Services Agreement on July 26, 2001 pursuant to which the Corporation provides management and administrative services to New Tesoro for a period of three years that commenced on July 26, 2001. In exchange, the Corporation receives a fee equal to 10% of New Tesoro's cash flow from field operations, plus the re-imbursement of third party expenditures. For the year ended September 30, 2002 the administrative services fee amounted to $121,653 (2001 - $16,640) and is recorded as a reduction of General and Administrative Expense in the Statement of Operations. Pursuant to this agreement, the Corporation acts as an agent in the marketing of all of New Tesoro's oil and natural gas production. The total value of production marketed on behalf of New Tesoro during the year was approximately $2,073,000.

            In 2002, the Corporation earned interest of $170,000 on the Debenture Receivable from New Tesoro (2001 - $30,740) that is included in Interest and Other Income in the Statement of Income (note 3).

      a)    TESORO ENERGY CORP. ("NEW TESORO") - CONTINUED

            At September 30, 2002 Accounts Payable and Accrued Liabilities on the Balance Sheet includes a net amount of $122,450 that is payable to New Tesoro in respect of marketing revenue from the sale of New Tesoro's oil and natural gas production (2001 - net Accounts Receivable on the Balance Sheet of $205,636). The companies are related by virtue of common directorship and management.

            Subsequent to September 30, 2002, the Corporation acquired 5,580,000 flow-through common shares of Tesoro for $334,800, to hold 6.99% of the issued and outstanding shares of New Tesoro.

            Transactions between the Corporation and New Tesoro in the normal course of operations were conducted at the agreed to exchange amounts which is fair market rates. C) TELFORD SERVICES GROUP, INC.

      b)    TELFORD SERVICES GROUP INC.

            The Corporation  leases  equipment to Telford  Services Group,  Inc.
            ("Telford") at fair market rates under a month-to-month lease agreement. For the year ended September 30, 2002, lease income of $90,185 (2001 - $69,567) was earned and is included in Interest and Other Income in the Statement of Income.

            Telford manages the construction of production facilities and well tie-in activities at certain of the Corporation's oil and natural gas properties. The Corporation re-imburses costs incurred by Telford and compensates Telford for work done at market rates. During the year, these services totaled $431,273 (2001 - nil) and are recorded as Property and Equipment on the Balance Sheet.

            At September 30, 2002, Accounts Payable and Accrued Liabilities on the Balance Sheet includes an amount of $67,906 payable to Telford (2001 - Accounts Receivable of $25,683). The companies are related by virtue of common directorship and management.

            The Corporation was related to Telford until July 28, 2003, by virtue of having common directors and management.

            Transactions between the Corporation and Telford in the normal course of operations were conducted at the agreed to exchange amounts which is fair market rates.

11.   STATEMENT OF CASH FLOWS

      a) Changes in non-cash operating working capital consist of the following:

                                                          2002          2001
                                                      ----------    ----------

Receivables                                              500,232      (435,353)
Income taxes recoverable                                (517,388)     (745,801)
Deposits and prepaid expenses                            (36,192)      (21,884)
Payables and accrued liabilities                          28,979      (126,400)
                                                      ----------    ----------
                                                         (24,369)   (1,329,438)

      b) During the years ended September 30, 2002 and 2001, the Corporation had the following non-cash transactions:

            (i) During 2001, certain oil and gas assets were transferred to Pentland in exchange for 31,500,000 shares at $0.07 per share of Pentland and a debenture receivable of $1,700,000 (note 3).

            (ii) During 2001, dividends of $2,225,138 were declared as payment in kind for the disposition of the Corporation's interest in Tesoro (note 3).

            (iii) Interest  income  on the  debenture  receivable  and the share purchase loans was accrued and included in receivables for $170,000 (2001 - $30,740) and $27,033 (2001 - $3,594),
                  respectively and recognized as Interest and other income in the Statement of Income.

            (iv) During 2002, the Corporation advanced $Nil (2001 - $423,500) to certain officers and employees as share purchase loans (note 6).

12.   DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES


The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which in most respects conform to accounting principles generally accepted in the United States ("U.S. GAAP"). Significant differences between Canadian and U.S. GAAP which relate to the Corporation's financial statements are as follows:

        NET INCOME IN ACCORDANCE WITH U.S. GAAP
        Years ended September 30


Canadian dollars                                                           NOTES           2002             2001
                                                                                        -----------    -----------

Net income - Canadian GAAP                                                              $   738,931    $ 2,079,798
Change in fair value of financial instruments                                a             (921,301)     1,011,000
Deferred tax effect of change in fair value of financial instruments         a              359,307       (394,290)
Asset retirement obligation                                                  f              (29,393)        17,445
Deferred tax effect on asset retirement obligation                           f               19,982             --
Compensation expense, intrinsic value of share purchase loans                e                   --     (1,002,500)
Compensation expense, stock dividend                                         e                   --       (269,713)
Compensation (expense) recovery, share purchase loans                        e              (95,190)       245,000
                                                                                        -----------    -----------
Income before cumulative effect of accounting changes                                        72,336      1,686,740
Cumulative effect of accounting change for accounting for derivatives        a                            (718,000)
Deferred tax effect of cumulative effect of change in method of
  accounting for derivatives                                                 a                             280,020
Cumulative effect of accounting change for asset retirement obligation       f                            (313,044)
Deferred tax effect of cumulative effect of accounting change for
  asset retirement obligation                                                f                   --        115,280
                                                                                        -----------    -----------
Net income - U.S. GAAP                                                                  $    72,336    $ 1,050,996
                                                                                        -----------    -----------

EARNINGS PER COMMON SHARE, BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE, NET OF TAX                                                         b
Basic                                                                                   $      0.01    $      0.13
Diluted                                                                                 $      0.01    $      0.12

EARNINGS PER COMMON SHARE AFTER CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF TAX                                                          b
Basic                                                                                   $      0.01    $      0.08
Diluted                                                                                 $      0.01    $      0.08


12. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


        BALANCE SHEET IN ACCORDANCE WITH U.S. GAAP
        As at September 30
        Canadian dollars                                 NOTES                2002                            2001
                                                                                     U.S.                             U.S.
                                                               CANADIAN GAAP         GAAP        CANADIAN GAAP        GAAP
                                                                ------------      -----------    ------------    ------------

        Current assets                                            $1,927,738      $ 1,927,738      $1,677,357      $1,677,357
        Debenture receivable                                       1,700,000        1,700,000       1,700,000       1,700,000

        Commodity contracts                                                -                -               -         204,683
        Property and equipment                                    17,149,051       17,505,227       9,323,891       9,570,705
                                                                ------------      -----------    ------------    ------------
        Total assets                                            $ 20,776,789      $21,132,965    $ 12,701,248    $ 13,152,745
                                                                ------------      -----------    ------------    ------------
        Current liabilities                                     $ 13,188,412      $13,188,412     $ 7,433,596     $ 7,433,596
        Commodity contracts                                a         329,360          957,662          88,317               -
        Asset retirement obligation                        f               -          778,416               -         587,924
        Site restoration and abandonment                              97,248                -          45,511               -
        Deferred income taxes                              a       2,394,484        2,014,184       1,323,372       1,322,362
                                                                ------------      -----------    ------------    ------------
                                                                  16,009,504       16,938,674       8,890,796       9,343,882
        Shareholders' equity
        Share capital                                      e       2,169,216        3,021,906       1,951,314       2,708,814
        Retained earnings                                         2,598,069         1,172,385      1,859,138        1,100,049
                                                                ------------      -----------    ------------    ------------
        Total liabilities and shareholders' equity              $ 20,776,789      $21,132,965    $ 12,701,248    $ 13,152,745
                                                                ------------      -----------    ------------    ------------


      a)    DERIVATIVE INSTRUMENTS AND HEDGING

      In accordance with Canadian GAAP, the fair value and unrealized gains and losses of financial instruments qualifying as cash flow hedges are not recorded on the balance sheet. The costs and gains on hedge contracts are recognized in income in the same period as the hedged transactions are settled. In the United States, Statement of Financial Accounting Standards ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities, amended by SFAS 137 (June 1999) and SFAS 138 (June 2000), was issued effective January 1, 2001. SFAS 133 requires that the fair value of financial instruments designated as cash flow hedges are reflected as an asset or liability on the balance sheet. Changes in the derivative's fair value are recognized in current period earnings unless specific hedge accounting criteria are met.

      As at September 30, 2002 and 2001, the Corporation had contracts in place consisting of commodity option contracts and swap contracts. For Canadian GAAP purposes, the Corporation has recognized the fair value of the commodity option contracts on the balance sheet and has recorded unrealized gains on these contracts in earnings as these did not meet specific hedge accounting criteria. The accounting for the commodity option contracts is the same for U.S. GAAP purposes. The swap contracts qualify as cash flow hedges for Canadian GAAP purposes. Accordingly, the Corporation has not recognized the fair value of the swap contracts on its Balance Sheet. For U.S. GAAP purposes, the swap contracts do not meet the criteria for hedge accounting under SFAS 133. Therefore, the adoption of SFAS 133 resulted in recognition of derivative liabilities with a fair value of $718,000, tax effect of $280,020, at October 1, 2000, which is reflected as the cumulative effect of the change in the method of accounting for derivatives in the reconciliation of net income for the year ended September 30, 2001. This also resulted in the recognition for U.S. GAAP purposes of liabilities of $628,302 (2001 - net assets of $293,000), and a loss of $921,301, tax effect of $359,307, (2001 - gain of
      $1,011,000, tax effect of $394,290) under U.S. GAAP.

12.   DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      b)    EARNINGS PER SHARE

      Prior to January 1, 2001, diluted earnings per share under Canadian GAAP were calculated utilizing the imputed earnings method whereby net income is increased for the imputed earnings, after income taxes, on the cash that would have been received on the exercise of outstanding stock options and other potentially dilutive securities at an appropriate rate of return. Under U.S. GAAP, the treasury stock method is used to calculate diluted earnings per share whereby the assumed proceeds that arise from the exercise of outstanding in the money options are used to purchase common shares of the Corporation at their average market price for the period. Effective January 1, 2001, Canadian GAAP requires the use of the treasury stock method. Earnings per share presented under Canadian GAAP and U.S. GAAP for 2002 and 2001 have been calculated using the treasury stock method.

      c)    DEBENTURE RECEIVABLE

      In Canada, long term receivables are carried at cost and written down to reflect any loss in value that is other than temporary. Under U.S. GAAP, long term receivables are carried at fair value if it is determined that these long term receivables will not be held to maturity.

      The Corporation has determined that it will realize on this receivable prior to its maturity of July 26, 2006. As the carrying value of the $1,700,000 debenture receivable represents fair value, no adjustment is required for U.S. GAAP purposes.

      d)    FULL COST ACCOUNTING

      Under the full cost method of accounting in Canada, the Corporation performs a ceiling test to ensure that the carrying value of petroleum and natural gas properties and equipment, net of future taxes and the accumulated provision for site restoration and abandonment costs, does not exceed the estimated future net revenues from production of proved reserves. Net cash flow is undiscounted and is estimated using period end commodity prices less estimated future costs for production, general and administrative expenses, financing, and an estimate for site restoration and abandonment and income taxes. For purposes of the U.S. GAAP ceiling test, as specified by the Securities and Exchange Commission, the net cash flow is discounted at 10 percent and future general and administrative expenses and financing costs are not deducted.

      There was no excess carrying value of the Corporation's petroleum and natural gas properties and equipment under Canadian or U.S. GAAP.

      e)    STOCK-BASED COMPENSATION

      In Canada, no recognition is normally given to any part of a stock option as representing compensation expenses. In accordance with U.S. GAAP, compensation cost for stock options granted to employees is measured using the fair value method or the intrinsic value method. Under the fair value method, compensation cost is generally measured at the grant date based on the value of the award and is recognized over the vesting period. Under the intrinsic method, compensation cost is the excess, if any, of the quoted market price of the shares at the grant date, or other measurement date, over the amount an employee must pay to acquire the shares.

      The Corporation has not recognized compensation costs in the financial statements for share options granted to employees and directors under Canadian GAAP for all options. Under U.S. GAAP, the Company uses the intrinsic value method, and certain adjustments were required as detailed below.

      In 2001, the Company loaned certain employees $142,500 in order to facilitate the purchase of shares issued in a private placement. The loans are non-interest bearing and have no fixed terms of repayment (note 6 (c)
      (i)). These loans are accounted for using fixed plan accounting for U.S. GAAP purposes. The dividend of the Tesoro shares acquired as detailed below was charged to compensation expense for U.S. GAAP purposes and amounted to $Nil (2001 - $81,123).

12.   DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      e)    STOCK-BASED COMPENSATION (CONTINUED)

      In 2001, the Company loaned certain employees $448,500 in order to facilitate the exercise of certain options outstanding. The loans bear interest at the rate of 6.5% and are repayable by August 16, 2003 (note 6
      (c) (ii)). On August 9, 2001, the Corporation declared a special dividend of 2.2 common shares of Tesoro for each issued and outstanding common share of the Corporation distributable to shareholders of record on August 21, 2001. Therefore, the exercise of the options enabled management to participate in the distribution of Tesoro common shares (note 3).

      For U.S. GAAP purposes, the payment of the stock dividend is treated as compensation expense and the advancing of the loans are treated as a new option grant for accounting purposes. As a result, the Company recorded $Nil (2001 - $188,590) in compensation expense related to the stock dividend and compensation expense on the intrinsic value of the share purchase loans of $Nil (2001 - $1,002,500). The share purchase loans are accounted for using variable plan accounting for U.S. GAAP purposes. Under the variable plan accounting, the compensation recognized for vested awards is adjusted to the intrinsic value of the awards at each balance sheet date. Compensation expense was adjusted by $95,190 (2001 - a recovery of $245,000).

      f)    ASSET RETIREMENT OBLIGATION

      In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires liability recognition for retirement obligations associated with tangible long-lived assets. The obligations included within the scope of SFAS 143 are those for which a company faces a legal obligation for settlement. The initial measurement of the asset retirement obligation is to be at fair value. The asset retirement cost equal to the fair value of the retirement obligation is to be capitalized as part of the cost of the related long-lived asset and amortized to expense over the useful life of the asset. SFAS 143 is effective for all fiscal years beginning after June 15, 2002. For U.S. GAAP purposes, the Corporation early adopted SFAS 143 effective October 1, 2000.

      Effective January 1, 2004, the Canadian Institute of Chartered Accountants ("CICA") implemented accounting standard for asset retirement obligations. For Canadian GAAP purposes, this accounting standard was effective January 1, 2004 with early adoption encouraged. If early adopted, retroactive restatement is required in accordance with CICA recommendations on Accounting Changes.

      The adoption of SFAS 133 resulted in recognition of asset retirement liabilities with a carrying value of $313,044, tax effect of $115,280, at October 1, 2000, which is reflected as the cumulative effect of the change in the method of accounting for asset retirement obligation in the reconciliation of net income for the year ended September 30, 2001. This also resulted in the recognition for U.S. GAAP purposes an asset retirement obligation liability of $778,416 (2001 - $587,924), a reduction to site restoration and abandonment of $97,248 (2001 - $45,511), a net increase to property and equipment of $356,176 (2001 - $246,814) and an expense of $29,393, less related tax effect of $19,982, for a net expense of $9,411 (2001 - recovery of $17,445) in the statement of income under U.S. GAAP.

      g)    RECENT ACCOUNTING PRONOUNCEMENTS

      The CICA issued Accounting Guideline 13 "Hedging Relationships" which deals with the identification, designation, documentation and effectiveness of hedging relationships for the purpose of applying hedge accounting. The guideline is effective for fiscal years beginning on or after July 1, 2003. Management has made the determination that the standard will not have any affect on the Corporation.

      FASB issued FASB Interpretation 46 "Consolidation of Variable Interest Entities" effective for the first interim or annual reporting period beginning after June 14, 2003. The standard mandates that certain variable interest entities be consolidated by their primary beneficiary. Management has made the determination that the standard will not have any affect on the Corporation.

12.   DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      g)    RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

      In December 2002, the CICA issued an exposure draft for "Stock-Based Compensation and Other Stock-Based Payments". The new standard proposes to eliminate the option for an enterprise to disclose pro forma earnings and pro forma earnings per share as if the fair value based method of accounting had been applied. This would require the recognition of stock-based compensation expense for all stock-based compensation transactions.

      In June 2002, FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires that liabilities for exit or disposal activity costs be recognized and measured at fair value when the liability is incurred. This standard is effective disposal activities initiated after December 31, 2002.

QUARRY OIL & GAS LTD.
UNAUDITED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2003


The following unaudited balance sheet of Quarry Oil & Gas Ltd. ("the Corporation") as at June 30, 2003 and the statements of operations and retained earnings and cash flows for the nine month period ended June 30, 2003 are the responsibility of the Corporation's management. These financial statements have not been reviewed by the independent external auditors of the Corporation.

These financial statements have been prepared by the Corporation's management in Canadian dollars and include the selection of appropriate accounting principles, judgments and estimates necessary to prepare these financial statements in accordance with Canadian generally accepted accounting principles.


QUARRY OIL & GAS LTD.
BALANCE SHEETS
CANADIAN DOLLARS
                                                                       JUNE 30    September 30
                                                                        2003         2002
ASSETS                                                               UNAUDITED      Audited
                                                                    -----------   -----------

CURRENT ASSETS
           Accounts receivable                                      $ 1,246,120   $ 1,100,687

           Income taxes receivable                                           --       750,476

           Deposits and prepaid expenses                                 22,280        76,575
                                                                    -----------   -----------
                                                                      1,268,400     1,927,738

Investments (note 5)                                                    341,298            --

Debenture receivable (note 5)                                         1,000,000     1,700,000

Property and equipment                                               18,848,907    17,149,051
                                                                    -----------   -----------
TOTAL ASSETS                                                        $21,458,605   $20,776,789
                                                                    ===========   ===========
LIABILITIES
CURRENT LIABILITIES
           Bank overdraft                                           $   286,715    $  342,346

           Accounts payable and accrued liabilities                   1,643,430     5,103,602

           Income taxes payable                                         208,467            --

           Current portion of commodity option contracts (note 4)       726,413       977,314

           Bank loan (note 2)                                         8,167,155     6,765,150
                                                                    -----------   -----------
                                                                     11,032,180    13,188,412

Commodity hedging (note 4)                                                   --       329,360

Provision for site restoration and abandonment                          179,940        97,248

Future income taxes                                                   3,159,291     2,394,484
                                                                    -----------   -----------
                                                                     14,371,411    16,009,504

SHAREHOLDERS' EQUITY

           Share capital (note 3)                                     2,381,939     2,169,216

           Retained earnings                                          4,705,255     2,598,069
                                                                    -----------   -----------
Shareholders' equity                                                  7,087,194     4,767,285
                                                                    -----------   -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $21,458,605   $20,776,789
                                                                    ===========   ===========

See accompanying notes to the financial statements


QUARRY OIL & GAS LTD.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
CANADIAN DOLLARS
UNAUDITED                                        NINE MONTHS ENDED JUNE 30

REVENUE                                            2003          2002
                                               -----------   -----------

Petroleum and natural gas sales                $10,404,223   $ 4,588,837

Royalties, net of ARTC                           1,949,856       615,331
                                               -----------   -----------

Petroleum and natural gas revenue, net           8,454,367     3,973,506

Interest and other income                          165,990       216,761
                                               -----------   -----------

                                                 8,620,357     4,190,267
                                               -----------   -----------

EXPENSES

              Production and operating           2,589,910     1,642,816

              General and administrative           489,567       394,280

              Interest on bank loan                345,232       196,952

              Depreciation and depletion         1,994,691       614,042

              Provision for site restoration        82,692        37,361
                                               -----------   -----------
                                                 5,502,092     2,885,451
                                               -----------   -----------

Income before income taxes                       3,118,265     1,304,816
INCOME TAXES

              Current                              246,272      (504,298)

              Future                               764,807       935,172
                                               -----------   -----------
Total income tax expense                         1,011,079       430,874
                                               -----------   -----------


NET EARNINGS                                     2,107,186       873,942

Retained earnings, beginning of period           2,598,069     1,859,138
                                               -----------   -----------
Retained earnings, end of period               $ 4,705,255   $ 2,733,080
                                               ===========   ===========

EARNINGS PER SHARE         - BASIC             $      0.15   $      0.06
                           - DILUTED           $      0.15   $      0.06

Basic weighted average shares outstanding       14,276,340     14,276,340
Diluted weighted average shares outstanding     14,278,790     14,276,524

See accompanying notes to financial statements


QUARRY OIL & GAS LTD.
STATEMENTS OF CASH FLOWS
CANADIAN DOLLARS
                                                                   NINE MONTHS ENDED JUNE 30
UNAUDITED                                                             2003          2002
                                                                  -----------    -----------
OPERATING ACTIVITIES

Net income                                                        $ 2,107,186    $   873,942

Proceeds from sale of commodity option contracts                      326,200        700,800
Items not affecting cash:

           Depreciation, depletion &  site restoration              2,077,383        651,403

           Commodity hedging proceeds amortized                      (481,566)            --

           Unrealized (gain) loss on commodity option contracts      (424,895)        92,986

           Future income tax                                          764,807        935,172
                                                                  -----------    -----------
Cash flow from operations
                                                                    4,369,115      3,254,303

Changes in non-cash operating working capital                       1,038,346       (432,320)
                                                                  -----------    -----------
Cash provided by operating activities
                                                                    5,407,461      2,821,983
                                                                  -----------    -----------
FINANCING ACTIVITIES

           Bank debt                                                1,402,005        630,400

           Loans to officers and employees repaid, net                212,723         94,784
                                                                  -----------    -----------
Cash generated by financing activities
                                                                    1,614,728        725,184
                                                                  -----------    -----------
INVESTING ACTIVITIES

           Expenditures on plant and equipment                     (7,325,260)    (3,881,771)

           Purchase of oil and gas properties                              --        (50,000)

           Debenture repaid                                           700,000             --

           Purchase of investments                                   (341,298)            --
                                                                  -----------    -----------
Cash used in investing activities                                  (6,966,558)    (3,931,771)
                                                                  -----------    -----------
Decrease (increase) in bank overdraft                                  55,631       (384,604)

Bank overdraft, beginning of period                                  (342,346)      (155,883)
                                                                  -----------    -----------
Bank overdraft, end of period                                     $  (286,715)   $  (540,487)
                                                                  ===========    ===========

See accompanying notes to financial statements

QUARRY OIL & GAS LTD.
NOTES TO THE FINANCIAL STATEMENTS
NINE MONTHS ENDED JUNE 30, 2003
CANADIAN DOLLARS

1.    BASIS OF PRESENTATION AND NATURE OF BUSINESS

      Quarry Oil & Gas Ltd. ("Quarry" or "the Corporation") is engaged in the acquisition, exploration, development and production of petroleum and natural gas in Western Canada.

      The balance sheet of Quarry as at June 30, 2003 and the statements of operations and retained earnings and cash flows for the nine months ended June 30, 2003 and the notes thereto are the responsibility of the Corporation's management. These interim financial statements have not been reviewed by the independent external auditors of the Corporation.

      The Corporation's interim financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, following the same accounting policies and methods of computation used in the annual financial statements for the fiscal year ended September 30, 2002. The disclosure that follows is incremental to, and should be read in conjunction with, the disclosure in the financial statements and notes thereto for the year ended September 30, 2002.

      Subsequent to June 30, 2003, the Corporation incurred capital expenditures that it anticipated funding from future cash flows. Consequently, the Corporation extended its payment of trade creditors beyond normal credit terms resulting in violation of certain banking covenants. Management is in the process of evaluating alternative financing arrangements and expects to resolve these credit issues in fiscal 2004 by applying cash flow from operations to trade creditors' balances and by evaluating alternative financing arrangements.

2.    PROPERTY AND EQUIPMENT

                                                  ACCUMULATED
                                                 DEPLETION AND   NET BOOK
     JUNE 30, 2003                      COST     DEPRECIATION    VALUE
                                    -----------  -----------  -----------
Petroleum and natural gas
 properties and equipment           $24,789,517   $5,962,150  $18,827,367

Furniture and equipment                  74,496       52,956       21,540
                                    -----------  -----------  -----------
                                    $24,864,013  $ 6,015,106  $18,848,907
                                    ===========  ===========  ===========


                                                  ACCUMULATED
                                                 DEPLETION AND   NET BOOK
     September 30, 2002                 COST     DEPRECIATION    VALUE
                                    -----------  -----------  -----------
Petroleum and natural
 gas properties and equipment        21,094,970    3,981,428   17,113,542

Furniture and equipment                  74,496       38,987       35,509
                                    -----------  -----------  -----------
                                    $21,169,466  $ 4,020,415  $17,149,051
                                    ===========  ===========  ===========

3.    BANK LOAN

      The Corporation has been in default of certain banking covenants and on April 29, 2003 it entered into a forbearance agreement with its banker, which was designed to provide the Corporation with time to obtain alternative financing. At June 30, 2003, the Corporation was in substantial compliance with the covenants contained in its existing bank credit agreement. Subsequent to June 30, 2003, the Corporation was in default of certain other banking covenants, specifically the working capital ratio and the debt to equity ratio. The Corporation continues to be in violation of certain covenants. The bank is aware of this violation of the covenants and is currently conducting a review of the terms of the Corporation's credit facility.

4     SHARE  CAPITAL

      No common shares or stock options were issued during the period and no stock options were exercised. At June 30, 2003 and September 30, 2002, there were 40,000 stock options issued and outstanding. In previous years, the Corporation granted loans to certain officers and employees to assist them with their purchase of the Corporation's common shares. The amounts outstanding under these loans are disclosed as a reduction of share capital.

                                                 JUNE 30   September 30
                                                  2003        2002
                                               ----------   ----------
Share capital                                  $2,579,814   $2,579,814

Share purchase loans                              197,875      410,598
                                               ----------   ----------
Net share capital                              $2,381,939   $2,169,216
                                               ==========   ==========

5.    RISK MANAGEMENT

      The Corporation has sold option contracts related to oil production. During the nine months ended June 30, 2003, the Corporation sold its forward sale contract for US $240,000 per month for the period June to December 2003 and received proceeds of $326,200. These proceeds were recorded on the balance sheet and will be reflected as income concurrent with the sale of the related oil production and netted against net petroleum and natural gas revenue. In accordance with Canadian Generally Accepted Accounting Principles related to derivative activities, at June 30, 2003 the Corporation had recorded the following net amounts as liabilities on its balance sheet:

                                                                             JUNE 30   September 30
                                                                              2003        2002
                                                                            ---------   ---------
Proceeds from sale of option contracts, less amounts amortized:
        Cdn. $34 WTI call option contracts for 400 bopd of oil production   $ 353,280   $ 700,800

        US $20 Put sold for 400 bopd of oil production                             --      88,317

Adjustment of outstanding options contracts to market value                    92,662     517,557

Settlement of forward sale contracts for US $240,000 per month                280,471          --
                                                                            ---------   ---------
                                                                              726,413   1,306,674

Less current portion of commodity contracts                                   726,413     977,314
                                                                            ---------   ---------
Commodity contracts                                                         $      --   $ 329,360
                                                                            =========   =========


      The  Corporation  realized a loss of $442,110  for the nine months to June
      30, 2003 (2002 - a gain of $481,024). This realized loss has been reflected as a reduction of petroleum and natural gas sales in the Statement of Income.

6.    RELATED PARTY TRANSACTIONS

      a.    Tesoro Energy Corp.

      The companies are related by virtue of having common directors and, until July 28, 2003, were related by common management. The Corporation holds an indirect 49% interest in a $1,000,000 debenture from Tesoro Energy Corp. ("Tesoro") that earns interest at the rate of 10% per annum (until July 28, 2003, the Corporation held 100% of this interest). For the nine months ending June 30, 2003, the Corporation earned interest of $96,627 (2002 - $127,616). The Corporation also holds an indirect 49% interest in 5.6 million common shares of Tesoro. The 5.6 million shares were originally acquired by the Corporation in December 2002 as "flow through shares" at a price of $0.06 per share. Until March 31, 2003, the Corporation provided management and administrative services to Tesoro under a contract for which it charged a management fee. The fee for these services during the 9 months ended June 30, 2003 was $114,280 (2002 - $95,635). The Corporation acted as an agent in the marketing of a portion of Tesoro's oil and gas production during the 9 months ended June 30, 2003, amounting to $1,281,434. The net amount payable by the Corporation to Tesoro at June 30, 2003 was $281,122 (September 30, 2002 - $122,450). Transactions
      between the Corporation and Tesoro were conducted at fair market rates.

      b.    Telford Services Group, Inc.

      The Corporation was related to Telford Services Group, Inc. ("Telford") until July 28, 2003 by virtue of having common directors and management. For the period from October 1, 2002 to June 30, 2003 the net value of transactions between the parties, all of which were conducted at fair market rates, was approximately $951,883. During the period, Telford undertook work for the Corporation related to oil and gas lease and facilities construction. In addition, the Corporation leased an airplane to Telford to the date that it transferred the airplane to Keantha Holdings Inc. (note 7 c). Transactions between the Corporation and Telford were conducted at fair market rates.

      c.    Keantha Holdings Inc. ("Keantha")

      As at June 30, 2003 the Corporation had a debenture receivable of $1,000,000 from Tesoro Energy Corp. ("Tesoro"), a Corporation related by virtue of having common directors. The debenture had an interest rate of 10% per annum payable monthly, matured on July 26, 2006 and was secured by the oil and gas assets of Tesoro. During the nine months ended June 30, 2003, the Corporation incorporated a company, Keantha Holdings Inc. ("Keantha"), and transferred to it 5.6 million Tesoro common shares, which were originally acquired by the Company in December 2002 as "flow through shares" at a price of $0.06 per share, and an airplane, which was leased to Telford Services Group, Inc. (note 7 b). The carrying value of the investment in Keantha was $341,298 at June 30, 2003. Subsequent to June 30, 2003, the Corporation transferred to Keantha the $1,000,000 Tesoro debenture. On July 28, 2003, the Company sold a 51% interest in Keantha to an investor group that included the former Chairman and Chief Executive Officer and one of the Company's other directors, for proceeds of $867,662, which was received in cash.

7.    SUBSEQUENT EVENTS

      a. On July 28, 2003, the Corporation's Chairman and interim Chief Executive Officer resigned all his positions with the Corporation and was paid a termination payment of $592,500.

      b. Effective July 28, 2003, Assure Energy, Inc. ("Assure"), a Corporation now incorporated in Alberta, acquired a total of 6,919,900 shares of Quarry representing approximately 48.5% of
            Quarry's  outstanding  common  stock.  Assure  is now  the  majority shareholder of Quarry and has effective control of Quarry's operations. Assure, through its wholly-owned subsidiary, Assure Oil & Gas Corp., provides management services to the Corporation whereby it supplies the Corporation with the services of certain of its employees that have management or operational expertise.

      c.    As at December  31,  2003,  the  Corporation's  independent  reserve engineers revised downwards the estimated quantities of the Corporation's oil and gas reserves due to technical and operating issues. The engineers also reflected in their report new reserves reporting requirements for Canadian oil and gas companies, introduced by Canadian securities regulators effective September 30, 2003, which negatively impacted the measurement of proved reserves. As a result of these factors, the Corporation's proved reserves were subject to downward revisions of approximately 592,000 barrels of crude oil and 673 million cubic feet of natural gas from previously estimated quantities of reserves. An impairment test was performed at December 31, 2003 and at March 31, 2004 under the guidelines prescribed by Canadian Generally Accepted Accounting Principles and no write-down of capitalized costs was required.

      d. The Corporation is currently involved in litigation with a former officer of the Corporation who is claiming $240,000 in respect of termination and severance pay. The Corporation is contesting this claim.

      e. Effective June 30, 2004, the Corporation and Assure completed a non-brokered private placement whereby the Corporation issued to Assure 1,000,000 units (the "Units") at a price of $0.75 per Unit for cash proceeds to the Corporation of $750,000. Each Unit consists of one common share and one warrant (a "Warrant"). Each Warrant entitles the holder to purchase one common share of the Corporation at a price of $0.80 for a period of two years. Such proceeds will be used by Quarry for certain required capital expenditures and for other working capital requirements. Taking into account the issuance of the said 1,000,000 common shares comprising part of the Units (the "Purchased Shares"); the Corporation now has 15,276,340 common shares issued and outstanding. Assure now owns and controls a total of 7,919,900 common shares representing 51.84% of the issued and outstanding common shares of the Corporation.

8.    DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES

      The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which in most respects conform to accounting principles generally accepted in the United States ("U.S. GAAP"). Significant differences between Canadian and U.S. GAAP which relate to the Corporation's financial statements are as follows:


NET INCOME IN ACCORDANCE WITH U.S. GAAP
Nine months ended June 30
Canadian dollars                                                         NOTES            2003               2002
                                                                       ---------          -----------      -----------
Net income - Canadian GAAP                                                                $  2,107,186     $   873,942
Asset retirement obligation                                                b                    15,735         (23,486)
Deferred tax effect of asset retirement obligation                         b                     1,693                -
Change in fair value of financial instruments                              a                   182,360        (322,921)
Deferred tax effect of change in fair value of financial instruments       a                  (71,120)          125,939
Compensation (expense) recovery, share purchase loans                      e                         -         (35,192)
                                                                                          ------------     ------------
Net income - U.S. GAAP                                                                    $  2,235,854     $    618,282
                                                                                          ============     ============
Basic                                                                                        $    0.16        $    0.04
Diluted                                                                                      $    0.16        $    0.04
                                                                                          ============     ============



8.    DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

BALANCE SHEET IN ACCORDANCE WITH U.S. GAAP
Canadian dollars                                  NOTES              JUNE 30, 2003                SEPTEMBER 30, 2002
                                                                                   U.S.                               U.S.
                                                             CANADIAN GAAP         GAAP         CANADIAN GAAP         GAAP
                                                              ------------      -----------      -----------       -----------

Current assets                                                  $1,268,400      $ 1,268,400       $1,927,738       $ 1,927,738
Investments                                                        341,298          341,298                -                 -
Debenture receivable                                c            1,000,000        1,000,000        1,700,000         1,700,000
Property and equipment                                          18,848,907       19,181,355       17,149,051        17,505,227
                                                              ------------      -----------      -----------       -----------
Total assets                                                  $ 21,458,605      $21,791,053     $ 20,776,789      $ 21,132,965
                                                              ------------      -----------      -----------       -----------
Current liabilities                                 a           11,032,180       11,478,122      $13,188,412       $13,188,412
Commodity contracts                                 a                    -                -          329,360           957,662
Asset retirement obligation                         b                    -          821,645                -           778,416
Site retirement and abandonment                     b              179,940                -           97,248                 -
Future income taxes                                 a            3,159,291        2,848,418        2,394,484         2,014,184
                                                              ------------      -----------      -----------       -----------
                                                                14,371,411       15,148,185       16,009,504        16,938,674
Shareholders' equity
Share capital                                       e            2,381,939        3,234,629        2,169,216         3,021,906
Retained earnings                                               4,705,255         3,408,239       2,598,069          1,172,385
                                                              ------------      -----------      -----------       -----------
Total liabilities and shareholders' equity                    $ 21,458,605      $21,791,053     $ 20,776,789      $ 21,132,965
                                                              ------------      -----------      -----------       -----------


      a)    DERIVATIVE INSTRUMENTS AND HEDGING

      In accordance with Canadian GAAP, the fair value and unrealized gains and losses of financial instruments qualifying as cash flow hedges are not recorded on the balance sheet. The costs and gains on hedge contracts are recognized in income in the same period as the hedged transactions are settled. In the United States, Statement of Financial Accounting Standards ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities, amended by SFAS 137 (June 1999) and SFAS 138 (June 2000), was issued effective January 1, 2001. SFAS 133 requires that the fair value of financial instruments designated as cash flow hedges are reflected as an asset or liability on the balance sheet. Changes in the derivative's fair value are recognized in current period earnings unless specific hedge accounting criteria are met.

      As at June 30, 2003 and September 30, 2002, the Corporation had contracts in place consisting of commodity option contracts and swap contracts. For Canadian GAAP purposes, the Corporation has recognized the fair value of the commodity option contracts on the balance sheet and has recorded unrealized gains on these contracts in earnings as these did not meet specific hedge accounting criteria. The Corporation has not recognized the fair value of the swap contracts on its Balance Sheet. For U.S. GAAP purposes, the adoption of SFAS 133 resulted in recognition of a gain of $182,360, tax effect of $71,120, (2002 - loss of $322,921, tax effect of
      $125,939).

8.    DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      b)    ASSET RETIREMENT OBLIGATION

      In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires liability recognition for retirement obligations associated with tangible long-lived assets. The obligations included within the scope of SFAS 143 are those for which a Corporation faces a legal obligation for settlement. The initial measurement of the asset retirement obligation is to be at fair value. The asset retirement cost equal to the fair value of the retirement obligation is to be capitalized as part of the cost of the related long-lived asset and amortized to expense over the useful life of the asset. SFAS 143 is effective for all fiscal years beginning after June 15, 2002. For U.S. GAAP purposes, the Corporation early adopted SFAS 143 effective October 1, 2000. Effective January 1, 2004, the Canadian Institute of Chartered Accountants ("CICA") implemented accounting standard for asset retirement obligations. For Canadian GAAP purposes, this accounting standard was effective January 1, 2004 with early adoption encouraged. If early adopted, retroactive restatement is required in accordance with CICA recommendations on Accounting Changes. The adoption of SFAS 133 resulted in recognition for U.S. GAAP purposes an asset retirement obligation liability of $821,645 (2002 - $778,416), a reduction to site restoration and abandonment of $179,940 (2002 - $97,248), a net increase to property and equipment of $332,448 (2002 - $356,176) and a recovery of $17,428, inclusive of a deferred tax recovery of $ 1,693 (2002 - expense of $23,486) in the statement of income under U.S. GAAP.

      c)    DEBENTURE RECEIVABLE

      In Canada, long term receivables are carried at cost and written down to reflect any loss in value that is other than temporary. Under U.S. GAAP, long term receivables are carried at fair value if it is determined that these long term receivables will not be held to maturity.

      The Corporation has determined that it will realize on this receivable prior to its maturity of July 26, 2006. As the carrying value of the $1,000,000 debenture receivable at June 30, 2003 (September 30, 2002 - $1,700,000) represents fair value, no adjustment is required for U.S. GAAP purposes.

      d)    FULL COST ACCOUNTING

      Under the full cost method of accounting in Canada, the Corporation performs a ceiling test to ensure that the carrying value of petroleum and natural gas properties and equipment, net of future taxes and the accumulated provision for site restoration and abandonment costs, does not exceed the estimated future net revenues from production of proved reserves. Net cash flow is undiscounted and is estimated using period end commodity prices less estimated future costs for production, general and administrative expenses, financing, and an estimate for site restoration and abandonment and income taxes. For purposes of the U.S. GAAP ceiling test, as specified by the Securities and Exchange Commission, the net cash flow is discounted at 10 percent and future general and administrative expenses and financing costs are not deducted.

      There was no excess carrying value of the Corporation's petroleum and natural gas properties and equipment under Canadian or U.S. GAAP based on estimated proved reserves as at June 30, 2003 or September 30, 2002.

8.    DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      e)    STOCK-BASED COMPENSATION

      In 2001, the Company loaned certain employees $448,500 in order to facilitate the exercise of certain options outstanding. The loans bear interest at the rate of 6.5% and are repayable by August 16, 2003. On August 9, 2001, the Corporation declared a special dividend of 2.2 common shares of Tesoro for each issued and outstanding common share of the Corporation distributable to shareholders of record on August 21, 2001. Therefore, the exercise of the options enabled management to participate in the distribution of Tesoro common shares.

      For U.S. GAAP purposes, the payment of the stock dividend is treated as compensation expense and the advancing of the loans are treated as a new option grant for accounting purposes. As a result, the Company recorded $Nil (2002 - $35,192) in compensation expense related to the stock dividend. The share purchase loans are accounted for using variable plan accounting for U.S. GAAP purposes.

      f)    RECENT ACCOUNTING PRONOUNCEMENTS

      In June 2002, FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires that liabilities for exit or disposal activity costs be recognized and measured at fair value when the liability is incurred. This standard is effective for disposal activities initiated after December 31, 2002.

      In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34" ("FIN 45"). FIN 45 requires the recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for the initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management has determined that the adoption of FIN45 will not have an impact on the Corporation.

      On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS No. 148 are effective for interim periods beginning after December 15, 2002.

      In January 2003, FASB issued Financial Interpretation 46 "Consolidation of Variable Interest Entities" effective for the first interim or annual reporting period beginning after June 14, 2003. The standard mandates that certain variable interest entities be consolidated by their primary beneficiary. Management has made the determination that the standard will not have any affect on the Corporation. In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities under SFAS 133. The amendments set forth in SFAS 149 require that contracts with comparable characteristics be accounted for similarly. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 (with a few exceptions) and for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively only.

8.    DIFFERENCES   BETWEEN  CANADIAN  AND  UNITED  STATES  GENERALLY   ACCEPTED
      ACCOUNTING PRINCIPLES (CONTINUED)

      f)    RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003.

      The Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 13 "Hedging Relationships" which deals with the identification, designation, documentation and effectiveness of hedging relationships for the purpose of applying hedge accounting. The guideline is effective for fiscal years beginning on or after July 1, 2003. Management has made the determination that the standard will not have any affect on the Corporation.

      In 2003, the CICA issued a new accounting standard for "Stock-Based Compensation and Other Stock-Based Payments". The new standard eliminates the option for an enterprise to disclose pro forma earnings and pro forma earnings per share as if the fair value based method of accounting had been applied, and requires the recognition of stock-based compensation expense for all stock-based compensation transactions. The standard applies to stock option awards granted to employees for fiscal years commencing on or after January 1, 2004 and to stock option awards granted to non-employees for fiscal years commencing on or after January 1, 2002.